SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      December 19, 1996

                     MIDDLE  BAY  OIL  COMPANY, INC.
          (Exact name of registrant as specified in its charter)

           Alabama                 0-21702               63-1081013
 (State or other jurisdiction    (Commission           (IRS Employer
     of incorporation)           File Number)        Identification No.)

             115 South Dearborn Street, Mobile, Alabama 36602
                 (Address of principal executive offices)

Registrant's telephone number, including area code       (334) 432-7540


                                     N/A
          (Former name or former address, if changed since last report)


ITEM 2.     ACQUISITION AND DISPOSITION OF ASSETS

     On February 10, 1997, Middle Bay Oil Company, Inc. (the "Registrant" or "Middle Bay") entered into an Agreement and Plan of Merger with Bison Energy Corporation ("Bison") whereby Bison will be merged with a wholly-owned subsidiary of Middle Bay in exchange for Middle Bay common stock and cash. Bison, as the surviving corporation, would become wholly-owned by Middle Bay.

     Bison is a privately-owned domestic exploration and production company with assets located in Kansas and Oklahoma. Pursuant to the Agreement and Plan of Merger, Middle Bay will issue 1,167,556 shares of its common stock and net cash consideration of $5.9 million, subject to adjustment, to Bison in exchange for the stock of Bison. Bison presently owns 562,000 shares of Middle Bay common stock, which shares would be cancelled upon consumation of the merger. Bison's value was determined by estimating the discounted reserve value of its properties and through negotiation. The cash portion of the consideration for the merger is being financed through the issuance of 1,000,000 shares of Middle Bay Series A Preferred Stock to Kaiser-Francis Oil Company ("Kaiser-Francis") for $6,000,000 ($6.00 per preferred share). The preferred shares will be issued on a private placement basis pursuant to a Stock Purchase Agreement dated September 4, 1996 between the Company and Kaiser-Francis, as reported in the Registrant's Form 8-K Current Report filed September 19, 1996.

     The Bison merger is expected to add an estimated 606,681 barrels of oil and natural gas liquids and 2.58 billion cubic feet of natural gas to Middle Bay's reserves. Subsequent to the merger, Middle Bay will have total proved reserves of approximately 1,996,626, barrels of oil and Ngls, and 11,544,238 Mcf of Natural gas with a discounted value of $32,465,021. In addition, Middle Bay will acquire approximately 8,860 acres of undeveloped leases, an interest in the Spivey-Grabs gas processing plant and operating facilities in Attica, Kansas and Cushing, Oklahoma. The transaction has a discounted value of $10,000,000 according to Middle Bay's evaluation.

	Closing of the transaction is expected to occur on or before February 28, 1997.

	Bison's president and sole shareholder, C. J. Lett, III, is a party to the Agreement and Plan of Merger. Mr. Lett has agreed to continue as President and a Director of Bison, and he will be nominated for election as a Director of Middle Bay at the next annual meeting of shareholders.


ITEM 7.FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

     (A) and (B)

     It is impractical to furnish with this Report the financial statements and the pro forma financial information relative to the acquisition described in Item 2. Such information will be furnished by amendment under cover of Form 8 within 60 days from the date of this Report.

     (C)     Exhibits

     2.1 - Agreement and Plan of Merger dated December 10, 1996 among Middle Bay, Bison Energy Corporation and C. J. Lett, III.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Dated:  February 20, 1997


                                 MIDDLE BAY OIL COMPANY, INC.



                                 By:     /s/  Frank C. Turner, II
                                    --------------------------------
                                               Signature

                                             Vice President
                                    --------------------------------
                                                 Title

                                           Frank C. Turner, II
                                    --------------------------------
                                                  Name